Exhibit 77Q1

(a)	Amendment to Amended and Restated Bylaws are incorporated by reference to Registrant’s Post-Effective Amendment No. 123 to the Registration Statement filed on October 14, 2011 (File No. 2-75503).
(d)	Amended form of Class L Distribution and Service Plan under Rule 12b-1 is incorporated by reference to Registrant’s Post-Effective Amendment No. 121 filed on September 21, 2011 (File No. 2-75503). Form of Class A Distribution and Service Plan under Rule 12b-1 for the Maxim SecureFoundationSM Balanced ETF Portfolio is incorporated by reference to Registrant’s Post-Effective Amendment No. 123 to the Registration Statement filed on October 14, 2011 (File No. 2-75503). Form of Class S Distribution and Service Plan under Rule 12b-1 for the Maxim SecureFoundationSM Balanced ETF Portfolio is incorporated by reference to Registrant’s Post-Effective Amendment No. 123 to the Registration Statement filed on October 14, 2011 (File No. 2-75503). Rule 18f-3 Plan for the Maxim SecureFoundationSM Balanced ETF Portfolio (Classes A and S) is incorporated by reference to Registrant’s Post-Effective Amendment No. 123 to the Registration Statement filed on October 14, 2011 (File No. 2-75503).
(e)	Amendment to Investment Advisory Agreement is incorporated by reference to Registrant’s Post-Effective Amendment No. 123 to the Registration Statement filed on October 14, 2011 (File No. 2-75503).
Amendment to Sub-Advisory Agreement on behalf of Maxim Templeton Global Bond Portfolio is incorporated by reference to Registrant’s Post-Effective Amendment No. 123 to the Registration Statement filed on October 14, 2011 (File No. 2-75503).